UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive, Suite 250, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) The executive officers of Comarco, Inc. (the “Company”) volunteered to temporarily reduce their salaries by 20% effective July 12, 2013 as part of ongoing efforts to reduce Company expenses. The temporary cost reduction measure is being implemented in conjunction with an allowance (but not a requirement) for the executive officers to take prescribed amounts of unpaid time off. The Board of Directors of the Company ratified these adjustments to executive officer compensation on July 17, 2013.

The projected annualized salaries of our named executive officers, assuming this temporary measure were to last one year, would be as follows: Mr. Lanni, President and Chief Executive Officer $184,005, Ms. Charlton, Vice President and Chief Accounting Officer $141,290, and Mr. McKeefery, Vice President and Chief Operating Officer, $148,013.

Item 8.01     Other Events

The disclosure in Item 5.02 above is incorporated by this reference into this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: July 17, 2013	By:	/s/ ALISHA K. CHARLTON
Alisha K. Charlton Vice President and Chief Accounting Officer